Exhibit (h)(11)

JOINT MANAGEMENT FEE WAIVER AGREEMENT

JOINT MANAGEMENT FEE WAIVER AGREEMENT, effective as of April 29, 2022 (“Agreement”), by and between Brighthouse Investment Advisers, LLC (the “Adviser”), Brighthouse Funds Trust I (“BHFT I”) and Brighthouse Funds Trust II (“BHFT II”) (each, a “Trust” and collectively, the “Trusts”) on behalf of each series of the Trusts listed in this Agreement (each, a “Portfolio,” and collectively, the “Portfolios”).

WHEREAS, each Trust is a Delaware statutory trust organized under an Agreement and Declaration of Trust, and is registered under the Investment Company Act of 1940, as amended, as an open-end management company of the series type, and each Portfolio is a series of BHFT I or BHFT II;

WHEREAS, the shares of each Portfolio have been divided into two or more classes of shares (each, a “Class”);

WHEREAS, the Adviser is the investment adviser of each Portfolio pursuant to separate investment advisory and management agreements (each, a “Management Agreement” and collectively, the “Management Agreements”); and

WHEREAS, the Trusts and the Adviser desire to modify the compensation payable to the Adviser by the Portfolios under the Management Agreements for the period from April 29, 2022 to April 30, 2023.

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the Trusts and the Adviser hereby agree as follows:

For the period from April 29, 2022 to April 30, 2023, the Adviser shall waive such portion of the management fee payable to it under the applicable Management Agreement relating to each Portfolio as is necessary to reduce the total management fee of each Portfolio to the fee schedule after waiver as set forth below:

Brighthouse Funds Trust I

Portfolio	Fee Schedule Before Waiver (as a percentage of average daily net assets)	Fee Schedule After Waiver (as a percentage of average daily net assets)
AB Global Dynamic	0.700% of the first $250M	0.700% of the first $250M
Allocation Portfolio	0.650% of the next $250M	0.650% of the next $250M
	0.625% of the next $500M	0.600% of the next $1.5B
	0.600% of the excess over $1B	0.580% of the next $1.5B
0.570% of the next $1.5B
0.560% of the excess over $5B
AB International Bond	0.520% of the first $500M	0.520% of the first $500M
Portfolio	0.500% of the excess over $1B	0.500% of the next $500M 0.480%
of the next $500M 0.460% of the
excess over $1.5B
Allspring Mid Cap Value	0.75% of the first $200M	0.700% of the first $50M
Portfolio (formerly,	0.70% of the excess over $200M	0.675% of the next $50M
Wells Capital		0.650% of the next $400M
Management Mid Cap		0.600% of the excess over $500M
Value Portfolio)
BlackRock Global	0.800% of the first $100M	0.620% of the first $2.5B
Tactical Strategies	0.750% of the next $200M	0.600% of the next $2B
Portfolio	0.700% of the next $300M	0.550% of the next $2B
	0.675% of the next $400M	0.520% of the excess over $6.5B
0.650% of the excess over $1B
BlackRock High Yield	0.600% on all assets	0.600% of the first $500M
Portfolio		0.550% of the excess over $500M
Brighthouse/ Aberdeen	1.050% of first $250M 1.000%	0.950% of the first $250M
Emerging Markets	of the next $250M 0.850% of	0.900% of the next $250M
Equity Portfolio	the next $500M 0.750% of the	0.750% of the next $500M
	excess over $1B	0.650% of the excess over $1B
Brighthouse/ Artisan	0.750% on all assets	0.750% of the first $750M
International Portfolio		0.700% of the excess of $750M
Brighthouse/Eaton	0.625% of the first $100M	0.625% of the first $100M
Vance Floating Rate	0.600% of the excess over $400M	0.600% of the next $400M
Portfolio		0.580% of the excess over $500M

Portfolio	Fee Schedule Before Waiver (as a percentage of average daily net assets)	Fee Schedule After Waiver (as a percentage of average daily net assets)
Brighthouse/Franklin	0.520% of the first $100M
Low Duration Total	0.510% of the next $150M	0.480% of the first $150M
Return Portfolio	0.500% of the next $250M	0.450% of the next $350M
	0.490% of the next $500M	0.400% of the next $500M
	0.470% of the next $500M	0.380% of the excess over $1B*
0.450% of the excess over $1.5B

* For purposes of determining the annual subadvisory fee rate pursuant to Schedule A of the Investment Subadvisory Agreement, as amended, relating to the Brighthouse/Franklin Low Duration Total Return Portfolio (the “Low Duration Total Return Subadvisory Agreement”), the assets of the Brighthouse/Franklin Low Duration Total Return Portfolio are aggregated with the assets of the Brighthouse/Templeton International Bond Portfolio. The aggregated assets of the Portfolios are then applied to the fee schedule set forth in Schedule A of the Low Duration Total Return Subadvisory Agreement and the resulting effective rate is applied to the actual assets of the Brighthouse/Franklin Low Duration Total Return Portfolio to determine the annual subadvisory fee rate. The difference in the subadvisory fee payable by the Adviser to Franklin Advisers, Inc., if any, from the aggregation of the assets of the Portfolios shall be deducted from the management fee payable by the Brighthouse/Franklin Low Duration Total Return Portfolio to the Adviser pursuant to the applicable Management Agreement.

Brighthouse/Templeton	0.600% on all assets	0.600% of the first $1B
International Bond Portfolio		0.580% of the excess over $1B

Portfolio	Fee Schedule Before Waiver (as a percentage of average daily net assets)	Fee Schedule After Waiver (as a percentage of average daily net assets)
Brighthouse/Wellington	0.625% of first $250M	0.555% of the first $500M
Large Cap Research	0.600% of the next $250M	0.530% of the next $500M
Portfolio	0.575% of the next $500M	0.505% of the next $1B
	0.550% of the next $1B	0.495% of the excess over $2B
0.500% of the excess over $2B
Brighthouse Balanced	Fee on the Portfolio’s Investments in	Fee on the Portfolio’s Investments in
Plus Portfolio	Underlying Portfolios:	Underlying Portfolios:
	0.100% of the first $500M	0.100% of the first $500M
	0.075% of the next $500M	0.075% of the next $500M
	0.050% of the excess over $1B	0.050% of the excess over $1B
Fee on the Portfolio’s Overlay Sleeve
	Assets:	Fee on the Portfolio’s Overlay Sleeve
Assets:
0.725% of the first $250M
	0.700% of the next $500M	0.675% of the first $1B
	0.675% of the next $250M	0.650% of the next 1.5B
	0.650% of the excess over $1B	0.625% of the next $2.5B
0.600% of the excess over
$5B
Brighthouse Small Cap	0.750% of first $1B	0.750% of the first $500M
Value Portfolio	0.700% of the excess over $1B	0.725% of the next $500M
0.650% of the excess over $1B
CBRE Global Real	0.700% of the first $200M	0.650% of the first $250M
Estate Portfolio
	0.650% of the next $550M	0.600% of the next $500M
	0.550% of the excess over $750M	0.550% of the next $250M
0.500% of the excess over $1B
Harris Oakmark	0.850% of first $100M	0.850% of first $100M
International Portfolio	0.800% of the next $900M	0.800% of the next $400M
	0.750% of the excess over $1B	0.775% of the next $500M
0.675% of the excess over $1B
Invesco Comstock	0.650% of first $500M	0.650% of first $500M
Portfolio	0.600% of the next $500M	0.600% of the next $500M
	0.525% of the excess over $1B	0.500% of the next $1B
0.475% of the excess over $2B

Portfolio	Fee Schedule Before Waiver (as a percentage of average daily net assets)	Fee Schedule After Waiver (as a percentage of average daily net assets)
Invesco Small Cap	0.880% of first $500M	0.780% of the first $1B
Growth Portfolio	0.830% of the excess over $500M	0.730% of the excess over $1B
Invesco Global Equity	0.700% of first $100M	0.590% of first $100M
Portfolio	0.680% of the next $150M	0.540% of the next $200M
	0.670% of the next $250M	0.510% of the next $50M
	0.660% of over the next $250M	0.530% of the next $250M
	0.650% of such assets over $750M	0.520% of the excess over $600M
JPMorgan Core Bond	0.550% on all assets	0.410% on all assets
Portfolio
JPMorgan Global	0.800% of first $250M	0.675% of the first $1B
Active Allocation	0.750% of the next $250M	0.650% of the next $2B
Portfolio	0.720% of the next $250M	0.625% of the next $2B
	0.700% of the excess over $750M	0.600% of the excess over $5B
JPMorgan Small Cap	0.800% of the first $100M	0.725% of the first $50M
Value Portfolio	0.775% of the next $400M	0.675% of the excess over $50M
0.750% of the next $500M
0.725% of the excess over $1B
Loomis Sayles Growth	0.650% of the first $500M	0.548% of the first $3.645B
Portfolio	0.600% of the next $500M	0.500% of the excess over $3.645B
0.550% of the next $1B
0.500% of the excess over $2B
Loomis Sayles Global	0.700% of the first $500M	0.680% of the first $250M
Allocation Portfolio	0.650% of the next $500M	0.700% of the next $250M
	0.600% of the excess over $1B	0.625% of the next $500M
0.600% of the next $500M
0.550% of the excess over $1.5B
MFS® Research	0.800% of the first $200M	0.595% of the first $2.5B
International Portfolio	0.750% of the next $300M	0.575% of the excess over $2.5B
0.700% of the next $500M
0.650% of the excess over $1B
Morgan Stanley	0.700% of first $200M	0.650% of the first $500M
Discovery Portfolio	0.650% of the next $300M	0.625% of the next $350M
	0.625% of the excess over $500M	0.575% of the excess over $850M

Portfolio	Fee Schedule Before Waiver (as a percentage of average daily net assets)	Fee Schedule After Waiver (as a percentage of average daily net assets)
PanAgora Global	0.675% of the first $250M	0.650% of the first $250M
Diversified Risk	0.650% of the next $500M	0.640% of the next $500M
Portfolio (formerly,	0.625% of the next $250M	0.630% of the next $250M
AQR Global Risk	0.600% of the excess over $1B	0.590% of the next $500M
Balanced Portfolio)		0.560% of the excess over $1.5B
PIMCO Inflation	0.500% of the first $1.2B	0.500% of the first $1.2B
Protected Bond	0.450% of the excess over $1.2B	0.450% of the next $800M
Portfolio		0.425% of the excess over $2B
PIMCO Total Return	0.500% of the first $1.2B	0.500% of the first $1B
Portfolio	0.475% of the excess over $1.2B	0.475% of the next $200M
0.450% of the next $1.8B
0.425% of the excess over $3B
Schroders Global	0.680% of the first $100M	0.670% of the first $200M
Multi-Asset Portfolio	0.660% of the next $150M	0.660% of the next $50M
	0.640% of the next $500M	0.640% of the next $500M
	0.620% of the next $750M	0.610% of the next $500M
	0.600% of the excess over $1.50B	0.580% of the next $500M
0.550% of the excess over $1.75B
TCW Core Fixed	0.550% on all assets	0.480% of the first $500M
Income Portfolio		0.400% of the next $1.5B
0.350% of the excess over $2B
T. Rowe Price Large	0.570% on all assets	0.5l0% on all assets
Cap Value Portfolio		(when assets reach $3B)
T. Rowe Price Mid	0.750% on all assets	0.675% on all assets[1]
Cap Growth		(when assets reach $1B)
Portfolio
Victory Sycamore Mid	0.700% of the first $200M	0.590% of first $200M
Cap Value Portfolio	0.65% of the next $300M	0.570% of the next $200M
	0.625% of the excess over $500M	0.540% of the excess over $400M

1 Higher advisory and subadvisory fees apply when Portfolio assets are less than $1 billion.

Portfolio	Fee Schedule Before Waiver (as a percentage of average daily net assets)	Fee Schedule After Waiver (as a percentage of average daily net assets)
Western Asset	0.520% of the first $100M	0.520% of the first $100M
Management	0.440% of the next $400M	0.425% of the next $400M
Government Income	0.400% of the excess over $500M	0.400% of the next $500M
Portfolio		0.390% of the next $1B
0.370% of the excess over $2B.*

* For purposes of determining the annual subadvisory fee rate pursuant to Schedule A of the Investment Subadvisory Agreement, as amended, relating to Western Asset Management Government Income Portfolio (the “Government Income Subadvisory Agreement”), the assets of the Western Asset Management Government Income Portfolio are aggregated with the assets of the Western Asset Management U.S. Government Portfolio. The aggregated assets of the Portfolios are then applied to the fee schedule set forth in Schedule A of the Government Income Subadvisory Agreement and the resulting effective rate is applied to the actual assets of the Western Asset Management Government Income Portfolio to determine the annual subadvisory fee rate. The difference in the subadvisory fee payable by the Adviser to Western Asset Management Company, LLC, if any, from the aggregation of the assets of the Portfolios shall be deducted from the management fee payable by the Western Asset Management Government Income Portfolio to the Adviser pursuant to the applicable Management Agreement.

Brighthouse Funds Trust II

Portfolio	Fee Schedule Before Waiver (as a percentage of average daily net assets)	Fee Schedule After Waiver (as a percentage of average daily net assets)
Baillie Gifford	0.860% of the first $500M	0.860% of the first $156.25M
International Stock	0.800% of the next $500M	0.780% of the next $243.75M
Portfolio	0.750% of the excess over $1B	0.680% of the next $500M
0.650% of the next $100M
0.600% of the excess over $1B
BlackRock Bond Income	0.400% of the first $1B	0.370% of the first $1B
Portfolio	0.350% of the next $1B	0.325% of the next $2.4B
	0.300% of the next $1B	0.250% of the excess over $3.4B
0.250% of the excess over $3B
BlackRock Capital	0.730% of the first $1B	0.615% of the first $1B
Appreciation Portfolio	0.650% of the excess over $1B	0.600% of the next $500M
0.560% of the next $1B
0.540% of the excess over $2.5B
BlackRock Ultra Short-	0.350% of the first $1B	0.325% of the first $1B
Term Bond Portfolio	0.300% of the excess over $1B	0.300% of the excess over $1B
Brighthouse/Artisan Mid	0.820% of the first $1B	0.730% of the first $500M
Cap Value Portfolio	0.780% of the excess over $1B	0.710% of the next $500M
0.650% of the excess over $1B
Brighthouse/Dimensional	0.850% of the first $100M	0.700% on all assets
International Small	0.800% of the excess over $100M
Company Portfolio
Brighthouse/Wellington	0.500% of the first $500M	0.480% of the first $750M
Balanced Portfolio	0.450% of the next $500M	0.460% of the next $250M
	0.400% of the excess of $1B	0.400% of the excess over $1B
Brighthouse/Wellington	0.750% of the first $1B	0.630% of the first $500M
Core Equity	0.700% of the next $2B	0.605% of the next $500M
Opportunities Portfolio	0.650% of the excess over $3B	0.580% of the next $2B
0.570% of the next $1.5B
0.545% of the excess over $4.5B

Portfolio	Fee Schedule Before Waiver (as a percentage of average daily net assets)	Fee Schedule After Waiver (as a percentage of average daily net assets)
Frontier Mid Cap Growth	0.750% of the first $500M	0.650% of the first $500M
Portfolio	0.700% of the next $500M	0.700% of the next $350M
	0.650% of the excess over $1B	0.675% of the next $300M
0.650% of the excess over $1.15B
Jennison Growth	0.700% of the first $200M	0.600% of the first $500M
Portfolio	0.650% of the next $300M	0.550% of the next $500M
	0.600% of the next $1.5B	0.500% of the next $1B
	0.550% of the excess over $2B	0.470% of the excess over $2B
Loomis Sayles Small	0.900% of the first $500M	0.770% of the first $25M
Cap Core Portfolio	0.850% of the excess over $500M	0.820% of the next $75M
0.850% of the next $100M
0.800% of the excess over $200M
Loomis Sayles Small	0.900% of the first $500M	0.820% of the first $100M
Cap Growth Portfolio	0.850% of the excess over $500M	0.800% of the excess over $100M
MetLife Aggregate Bond	0.250% on all assets	0.250% of the first $500M
Index Portfolio		0.245% of the next $500M
0.240% of the next $1B
0.235% of the excess over $2B
MetLife Mid Cap Stock	0.250% on all assets	0.250% of the first $500M
Index Portfolio		0.245% of the next $500M
0.240% of the next $1B
0.235% of the excess over $2B
MetLife MSCI EAFE®	0.300% on all assets	0.300% of the first $500M
Index Portfolio		0.295% of the next $500M
0.290% of the next $1B
0.285% of the excess over $2B
MetLife Russell 2000®	0.250%	0.250% of the first $500M
Index Portfolio		0.245% of the next $500M
0.240% of the next $1B
0.235% of the excess over $2B
MetLife Stock Index	0.250% on all assets	0.250% of the first $500M
Portfolio		0.245% of the next $500M
0.240% of the next $1B
0.235% of the excess over $2B

Portfolio	Fee Schedule Before Waiver (as a percentage of average daily net assets)	Fee Schedule After Waiver (as a percentage of average daily net assets)
MFS® Total Return	0.600% of the first $250M	0.600% of the first $200M
Portfolio	0.550% of the next $500M	0.530% of the next$300M
	0.500% of the excess over $500M	0.500% of the next $250M
0.450% of the next $250M
0.425% of the next $250M
0.475% of the next $250M
0.525% of the next $2.34B
0.500% of the excess over $3.84B
MFS® Value Portfolio	0.700% of the first $250M	0.650% of the first $200M
	0.650% of the next $500M	0.625% of the next $1.3B
	0.600% of the excess over $750M	0.500% of the next $1.5B
0.475% of the excess over $3B
Neuberger Berman	0.850% of the first $500M	0.775% of the first $500M
Genesis Portfolio	0.800% of the next $500M	0.750% of the next $500M
	0.750% of the excess over $1B	0.700% of the excess over $ 1B
T. Rowe Price Large Cap	0.65% of the first $50M	0.570 of the first $50M
Growth Portfolio	0.60% of the excess over $50M	0.550 of the next $50M
0.540% of the next $900M
0.565% of the next $500M
0.550% of the next $ 1.5B
0.525% of the excess over $3B
(when assets reach $1B)
VanEck Global Natural	0.800% of the first $250M	0.750% of the first $250M
Resources Portfolio	0.775% of the next $750M	0.725% of the next$250M
	0.750% of the excess over $1B	0.700% of the next $500M
0.675% of the excess over $ 1B
Western Asset	0.650% of the first $500M	0.595% of the first $500M
Management Strategic	0.550% of the excess over $500M	0.525% of the next$500M
Bond Opportunities		0.500% of the next $1B
Portfolio		0.475% of the excess over $2B

Portfolio	Fee Schedule Before Waiver (as a percentage of average daily net assets)	Fee Schedule After Waiver (as a percentage of average daily net assets)
Western Asset	0.55% of the first $500M	0.520% of the first $100M
Management U.S.	0.45% of the excess over $500M	0.550% of the next $100M
Government Portfolio		0.500% of the next $300M
0.450% of the next $500M
0.440% of the next $1B
0.420% of the excess over $2B*
* For purposes of determining the annual subadvisory fee rate pursuant to Section 6 of the Subadvisory Agreement, as amended, relating to Western Asset Management U.S. Government Portfolio (the “U.S. Government Subadvisory Agreement”), the assets of the Western Asset Management U.S. Government Portfolio are aggregated with the assets of the Western Asset Management Government Income Portfolio. The aggregated assets of the Portfolios are then applied to the fee schedule set forth in Section 6 of the U.S. Government Subadvisory Agreement and the resulting effective rate is applied to the actual assets of the Western Asset Management U.S. Government Portfolio to determine the annual subadvisory fee rate. The difference in the subadvisory fee payable by the Adviser to Western Asset Management Company, LLC, if any, from the aggregation of the assets of the Portfolios shall be deducted from the management fee payable by the Western Asset Management U.S. Government Portfolio to the Adviser pursuant to the applicable Management Agreement.

In addition, for the period from April 29, 2022 to April 30, 2023, the Adviser will waive such portion of the fees payable to it under the Management Agreement relating to each Portfolio listed below, or pay such portion of the other operating expenses (excluding acquired fund fees and expenses, brokerage costs, interest, taxes or extraordinary expenses) (“Operating Expenses”) allocable to each Class incurred in the operation of each Portfolio, as is necessary to reduce the total Operating Expenses of each Class of each Portfolio to the following annual percentages of the average daily net assets of the respective Class of each Portfolio as set forth in the table below (this table is referred to herein as the “Expense Deferral Schedule”):

Portfolio/Class	Percentage
Brighthouse Asset Allocation 20 Portfolio - Class A	0.10
Brighthouse Asset Allocation 20 Portfolio - Class B	0.35

BHFT II, on behalf of the Brighthouse Asset Allocation 20 Portfolio (the “20 Portfolio”), agrees to repay to the Adviser the amount of fees waived and expenses borne by the Adviser with respect to each Class of the 20 Portfolio, subject to the limitations provided in this Agreement. Such repayment shall be made monthly, but only if the Operating Expenses of the Class in question, without regard to such repayment, are at an annual rate (as a percentage of average daily net assets of that Class) based on the 20 Portfolio’s then-current fiscal year that is less than the percentage rate for such Class as set forth in the Expense Deferral Schedule. Furthermore, the amount repaid by BHFT II in any month shall be limited so that the sum of (a) the amount of such repayment and (b) the other Operating Expenses allocable to the Class do not exceed the annual rate (as a percentage of that Class’ average daily net assets) for such Class as set forth in the Expense Deferral Schedule.

Amounts of fees waived and expenses borne by the Adviser with respect to expenses allocable to each Class of the 20 Portfolio pursuant to the Expense Deferral Schedule during any fiscal year shall not be repayable if the amounts allocable to such Class and repayable by BHFT II pursuant to the immediately preceding two sentences during the period ending five years after the end of such fiscal year are not sufficient to completely repay such amounts of fees waived and expenses borne. In no event will BHFT II be obligated to repay any fees waived or expenses allocable to any Class borne by the Adviser with respect to any other Class.

This Agreement shall become effective on the date first written above and shall remain in full force and effect until April 30, 2023.

In the event the Adviser and a Trust agree to terminate the Adviser’s obligation under this Agreement to waive fees or bear expenses with respect to any Portfolio following April 30, 2023 (or change the percentage specified in this Agreement with respect to any Portfolio), no such change shall affect the obligation (including the amount of the obligation) of the Trust to repay amounts of fees waived or expenses borne by the Adviser during the periods prior to the date of such termination, if any such obligation is in effect.

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the day and year first written above.

BRIGHTHOUSE FUNDS TRUST I on behalf of its Portfolios

By:	/s/ Kristi Slavin
Name:	Kristi Slavin
Title:	President

BRIGHTHOUSE FUNDS TRUST II on behalf of its Portfolios

By:	/s/ Kristi Slavin
Name:	Kristi Slavin
Title:	President

BRIGHTHOUSE INVESTMENT ADVISERS, LLC

By:	/s/ Kristi Slavin
Name:	Kristi Slavin
Title:	President